Exhibit 99.1

MEDIA CONTACT:	INVESTOR CONTACT:
Connie Pautz Corporate Communications Director Hutchinson Technology Inc. 320-587-1823	Chuck Ives Investor Relations Manager Hutchinson Technology Inc. 320-587-1605
HUTCHINSON TECHNOLOGY REPORTS THIRD QUARTER RESULTS
Company Expects Recent Cost Reductions Will Enable Return to Profitability
HUTCHINSON, Minn., July 31, 2007 — Hutchinson Technology Incorporated (Nasdaq: HTCH) today reported a net loss of $13,480,000, or $0.52 per share, on net sales of $156,686,000, for its fiscal third quarter ended June 24, 2007. Financial results for the period included pre-tax charges totaling $8,728,000, comprised of severance costs for approximately 500 positions eliminated during the quarter and the write-off of design costs for a cancelled facility expansion. Excluding these charges, the company would have reported a net loss of $7,701,000, or $0.30 per share.
     In the comparable fiscal 2006 period, the company reported net income of $6,196,000, or $0.23 per diluted share, on net sales of $169,979,000. The company’s fiscal 2006 third quarter net income included an increase to operating income of $5,000,000, resulting from the resolution of a dispute with a former supplier. Excluding this increase to operating income, the company’s fiscal 2006 third quarter net income would have been $3,531,000, or $0.14 per diluted share.
     For the 39 weeks ended June 24, 2007, the company reported a net loss of $11,313,000, or $0.44 per share, on net sales of $516,249,000. The net loss for the 39-week period includes the impact of the pre-tax charges noted above. Excluding these charges, the company’s net loss for the fiscal year to date would have been $5,534,000, or $0.21 per share.
     In the comparable fiscal 2006 period, the company reported net income of $20,454,000, or $0.74 per diluted share, on net sales of $540,934,000. Net income for the 39-week period in fiscal 2006 includes the increase to operating income noted above. Excluding this increase, net income for the 39-week period would have been $17,789,000, or $0.66 per diluted share.
     During the fiscal 2007 third quarter, the company completed its previously announced actions to reduce its cost structure and align staffing levels with demand. Wayne M. Fortun, president and chief executive officer, said the company estimates that the cost-reduction actions will result in annualized savings of approximately $35 million. “As a result, we currently expect to return to profitability beginning in our fiscal 2007 fourth quarter,” said Fortun.

2—Hutchinson Technology Reports Third Quarter Results
     For fiscal 2007, the company has further reduced its estimate of planned capital spending to $105 million from $120 million. Capital spending for fiscal 2008 is currently expected to be less than the fiscal 2007 level. The company generated $17,873,000 in cash flow from operations in the fiscal 2007 third quarter compared with $27,576,000 in the preceding quarter and $11,871,000 in the fiscal 2006 third quarter.
     In the fiscal 2007 third quarter, the company shipped approximately 190 million suspension assemblies, down 7 percent from the preceding quarter and down 1 percent from the fiscal 2006 third quarter. Fortun said the decline in volume resulted primarily from share losses for the company’s suspension assemblies used in 3.5-inch ATA disk drives and seasonally slower demand. “While we experienced share losses in the 3.5-inch segment, we continued to improve our position in the faster growing mobile segment of the disk drive market,” said Fortun.
     Overall average selling price in the fiscal 2007 third quarter was $0.80, compared with $0.79 in the preceding quarter and $0.84 in the fiscal 2006 third quarter. The increase in average selling price compared with the preceding quarter resulted from a higher percentage of newer products in the fiscal 2007 third quarter sales mix. “We expect our average selling price to be flat to slightly up over the next year as our sales mix continues to shift to a higher percentage of newer products,” said Fortun.
     Gross margin in the fiscal 2007 third quarter was 13 percent, compared with 18 percent in the preceding quarter and 19 percent in the comparable fiscal 2006 period. The decline resulted primarily from underutilization of manufacturing capacity. Capacity utilization was approximately 60 percent in the fiscal 2007 third quarter due to decreased demand and the company’s reduction of its finished goods inventories by 26 percent or approximately 21 million suspension assemblies. In the preceding quarter and fiscal 2006 third quarter, capacity utilization was approximately 75 percent and 80 percent, respectively.
     Research and development expenses for the fiscal 2007 third quarter totaled $14,524,000 compared with $16,197,000 in the preceding quarter and $13,906,000 in the comparable fiscal 2006 period. Development of the additive processes required for the company’s TSA+ suspension assemblies continued to be a substantial portion of the company’s research and development spending.
     “The equipment for our volume TSA+ production line is now running and internal qualification activities are underway,” said Fortun. “We are engaged in program development with two customers and expect to add more programs and customers in our fiscal fourth quarter.” Fortun noted that as the company adds volume production capabilities for its TSA+ suspension assemblies, it will be better positioned to fulfill customer demand for suspension assemblies incorporating finer conductors and features.

3—Hutchinson Technology Reports Third Quarter Results
     The marketing of the BioMeasurement Division’s InSpectra™ StO2 Tissue Oxygenation Monitor to Level I trauma centers in the United States and major hospitals in Europe is progressing. “Many trauma centers are currently evaluating our product, and the pace of new evaluations starting each month is increasing,” said Richard Penn, president of the BioMeasurement Division. “We’re working closely with the clinicians and increasing our on-site support as a growing number of hospitals move through their evaluations.”
     Hutchinson Technology’s Disk Drive Components Division is the leading worldwide supplier of suspension assemblies for disk drives. Hutchinson Technology’s BioMeasurement Division is bringing new technologies and products to the market that provide information clinicians can use to improve the quality of health care.
     This announcement contains forward-looking statements regarding the company’s financial results, cost reduction efforts and results, product and process development, production capabilities, capital spending, selling prices, and demand for and shipments of the company’s products. These statements involve risks and uncertainties. The company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of changes in market demand and market consumption of disk drives or suspension assemblies, the company’s ability to fully realize anticipated cost reductions, the company’s ability to produce suspension assemblies at levels of precision, quality, variety, volume and cost that its customers require, changes in product mix, changes in required investment to develop process capabilities, changes in expected data density and other factors described from time to time in the company’s reports filed with the Securities and Exchange Commission.
     The company will conduct a conference call and webcast for investors beginning at 4:00 p.m. Central Time (CT) on July 31, 2007. Individual investors and news media may participate in the conference call via the live webcast. The webcast will be available through the Investor Relations page on Hutchinson Technology’s web site at www.htch.com. Webcast participants will need to complete a brief registration form and should allot extra time before the webcast begins to register and, if necessary, download and install audio software. A replay of the call will be available beginning at approximately 6:00 p.m. CT on July 31 until 11:59 p.m CT on Thursday, August 2, 2007. To access the replay, dial 800-405-2236 and enter 11093053# at the reservation number prompt.
(Summarized financial data and financial statements follow)

4—Hutchinson Technology Reports Third Quarter Results
Hutchinson Technology Incorporated
(Nasdaq: HTCH)

	Thirteen Weeks Ended
	June 24, 2007	June 25, 2006*
Net sales	$156,686,000	$169,979,000
Gross profit	$20,979,000	$32,491,000
Severance and other costs	$8,728,000	—
Dispute settlement	—	$5,000,000
Income (loss) from operations	$(21,369,000)	$3,322,000
Net income (loss)	$(13,480,000)	$6,196,000
Net income (loss) per common share:
Basic	$(0.52)	$0.24
Diluted	$(0.52)	$0.23
Net income (loss)
—excluding severance and other costs	$(7,701,000)
—excluding dispute settlement		$3,531,000
Net income (loss) per share
—excluding severance and other costs	$(0.30)
—excluding dispute settlement		$0.14
Weighted average common and common equivalent shares outstanding
Basic	26,027,000	25,648,000
Diluted	26,027,000	30,872,000

	Thirty-Nine Weeks Ended
	June 24, 2007	June 25, 2006*
Net sales	$516,249,000	$540,934,000
Gross profit	$86,550,000	$114,054,000
Severance and other costs	$8,728,000	—
Dispute settlement	—	$5,000,000
Income (loss) from operations	$(24,635,000)	$14,911,000
Net income (loss)	$(11,313,000)	$20,454,000
Net income (loss) per common share:
Basic	$(0.44)	$0.79
Diluted	$(0.44)	$0.74
Net income (loss)
—excluding severance and other costs	$(5,534,000)
—excluding dispute settlement		$17,789,000
Net income (loss) per share
—excluding severance and other costs	$(0.21)
—excluding dispute settlement		$0.66
Weighted average common and common equivalent shares outstanding
Basic	25,961,000	25,598,000
Diluted	25,961,000	30,869,000

	At June 24, 2007	At Sept. 24, 2006
Total assets	$1,040,734,000	$1,045,084,000
Cash and cash equivalents	$29,601,000	$40,331,000
Securities available for sale	$261,563,000	$250,110,000
Total shareholders’ investment	$578,845,000	$578,724,000

*	Results for the third quarter ended June 25, 2006 and the thirty-nine weeks ended June 25, 2006 have been adjusted to reflect the company’s application of Staff Accounting Bulletin No. 108 in its fourth quarter ended September 24, 2006. See attached statement titled “Summary of Quarterly Results per SAB 108 Adjustments”.
(Full financial statements follow)

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Operations — Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 24,	June 25,	June 24,	June 25,
	2007	2006	2007	2006

Net sales	$156,686	$169,979	$516,249	$540,934

Cost of sales	135,707	137,488	429,699	426,880

Gross profit	20,979	32,491	86,550	114,054

Research and development expenses	14,524	13,906	44,830	40,023

Selling, general and administrative expenses	19,096	20,263	57,627	64,120

Severance and other expenses	8,728	—	8,728	-

Dispute settlement	—	(5,000)	—	(5,000)

Income (loss) from operations	(21,369)	3,322	(24,635)	14,911

Interest expense	(2,606)	(2,522)	(7,452)	(4,995)

Interest Income	3,748	3,903	11,316	9,138

Other income, net	648	1,352	3,418	3,859

Income (loss) before income taxes	(19,579)	6,055	(17,353)	22,913

Provision for income taxes	(6,099)	(141)	(6,040)	2,459

Net income (loss)	$(13,480)	$6,196	$(11,313)	$20,454

Basic earnings (loss) per share	$(0.52)	$0.24	$(0.44)	$0.79

Diluted earnings (loss) per share	$(0.52)	$0.23	$(0.44)	$0.74

Weighted average common shares outstanding	26,027	25,648	25,961	25,598

Weighted average common and diluted shares outstanding	26,027	30,872	25,961	30,869

Hutchinson Technology Incorporated
Condensed Consolidated Balance Sheets — Unaudited
(In thousands, except shares data)

	June 24,	September 24,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$29,601	$40,331
Securities available for sale	261,563	250,110
Trade receivables, net	88,835	95,391
Other receivables	16,426	14,409
Inventories	74,714	81,298
Deferred tax assets	8,941	8,021
Other current assets	5,551	7,161

Total current assets	485,631	496,721
Property, plant and equipment, net	471,963	472,163
Deferred tax assets	65,616	57,867
Other assets	17,524	18,333

	$1,040,734	$1,045,084

LIABILITIES AND SHAREHOLDERS’ INVESTMENT
Current liabilities:
Current maturities of long-term debt	$1,321	$1,252
Accounts payable	34,066	45,090
Accrued expenses	16,354	14,819
Accrued compensation	28,366	21,338

Total current liabilities	80,107	82,499
Long-term debt, less current maturities	4,290	5,291
Convertible subordinated notes	375,000	375,000
Other long-term liabilities	2,492	3,570
Shareholders’ investment:
Common stock $.01 par value, 100,000,000 shares authorized, 26,029,000 and 25,638,000 issued and outstanding	260	256
Additional paid-in capital	409,381	398,047
Accumulated other comprehensive income	(126)	(222)
Accumulated earnings	169,330	180,643

Total shareholders’ investment	578,845	578,724

	$1,040,734	$1,045,084

Hutchinson Technology Incorporated
Condensed Consolidated Statements of Cash Flows — Unaudited
(Dollars in thousands)

	Thirty-Nine Weeks Ended
	June 24,	June 25,
	2007	2006
Operating activities:
Net income (loss)	$(11,313)	$20,454
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	85,596	87,463
Stock-based compensation	3,461	2,688
Provision (benefit) for deferred taxes	(8,724)	2,340
Loss on disposal of assets	2	231
Severance and other expenses	8,728	—
Changes in operating assets and liabilities	3,935	(26,463)

Cash provided by operating activities	81,685	86,713

Investing activities:
Capital expenditures	(87,026)	(191,705)
Purchases of marketable securities	(1,333,665)	(1,428,247)
Sales of marketable securities	1,322,253	1,355,990

Cash used for investing activities	(98,438)	(263,962)

Financing activities:
Repayments of long-term debt	(932)	(1,012)
Net proceeds from issuance of convertible subordinated notes	—	218,971
Net proceeds from issuance of common stock	6,955	3,993

Cash provided by financing activities	6,023	221,952

Net increase (decrease) in cash and cash equivalents	(10,730)	44,703

Cash and cash equivalents at beginning of period	40,331	33,733

Cash and cash equivalents at end of period	$29,601	$78,436

Hutchinson Technology Incorporated
Earnings Per Share Calculation — Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 24,	June 25,	June 24,	June 25,
	2007	2006	2007	2006

Net income (loss) (A)	$(13,480)	$6,196	$(11,313)	$20,454
Plus: interest expense on convertible subordinated notes	—	1,008	—	3,025
Less: additional profit sharing expense and income tax provision	—	75	—	687

Net income (loss) available to common shareholders (B)	$(13,480)	$7,129	$(11,313)	$22,792

Weighted average common shares outstanding (C)	26,027	25,648	25,961	25,598
Dilutive potential common shares	—	5,224	—	5,271

Weighted average common and diluted shares outstanding (D)	26,027	30,872	25,961	30,869

Basic earnings (loss) per share [(A)/(C)]	$(0.52)	$0.24	$(0.44)	$0.79
Diluted earnings (loss) per share [(B)/(D)]	$(0.52)	$0.23	$(0.44)	$0.74

Hutchinson Technology Incorporated
Summary of Quarterly Results per SAB 108 Adjustments
(In thousands, except per share data)
In September 2006, the SEC released Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements” (“SAB 108”). SAB 108 permits us to adjust for the cumulative effect of misstatements related to prior years, previously deemed to be immaterial, in the carrying amount of assets and liabilities as of the beginning of the current fiscal year, with an offsetting adjustment to the opening balance of retained earnings in the year of adoption. SAB 108 also requires the adjustment of any prior quarterly financial statements in future SEC filings within the fiscal year of adoption for the effects of such misstatements on the quarters when the information is next presented. This adjustment does not require reports previously filed with the SEC to be amended.
Effective September 26, 2005, we elected early application of SAB 108. In accordance with SAB 108, we reduced our opening retained earnings for 2006 by $1,952,000, net of tax of $1,126,000, and adjusted our financial results for the first three quarters of 2006 as shown in the tables below. We consider this adjustment to be immaterial to prior periods.
Our SAB 108 adjustment relates to one customer arrangement whereby certain revenues that were recorded in 2004 and 2005 should have been deferred. Deferred revenue amounts related to this arrangement are included within accrued expenses and other long-term liabilities on our consolidated balance sheet as of September 24, 2006. Based on our approach for assessing misstatements prior to the adoption of SAB 108, we had previously concluded that these amounts were immaterial.

	Thirteen weeks ended December 25, 2005
	As reported	Adjustment	As adjusted

Net sales	$184,627	$(67)	$184,560
Provision for income taxes	1,177	(11)	1,166
Net income	6,046	(56)	5,990
Earnings per share:
Basic	0.24	0.00	0.24
Diluted	0.22	0.00	0.22

	Thirteen weeks ended March 26, 2006			Twenty-Six weeks ended March 26, 2006
	As reported	Adjustment	As Adjusted	As reported	Adjustment	As Adjusted

Net sales	$185,926	$469	$186,395	$370,553	$402	$370,955
Provision for income taxes	1,361	73	1,434	2,538	62	2,600
Net income	7,873	396	8,269	13,919	340	14,259
Earnings per share:
Basic	0.31	0.01	0.32	0.54	0.01	0.55
Diluted	0.28	0.01	0.29	0.50	0.01	0.51

	Thirteen weeks ended June 25, 2006			Thirty-Nine weeks ended June 25, 2006
	As reported	Adjustment	As Adjusted	As reported	Adjustment	As Adjusted

Net sales	$169,599	$380	$169,979	$540,152	$782	$540,934
Provision (benefit) for income taxes	(163)	22	(141)	2,375	84	2,459
Net income	5,838	358	6,196	19,756	698	20,454
Earnings per share:
Basic	0.23	0.01	0.24	0.77	0.02	0.79
Diluted	0.22	0.01	0.23	0.72	0.02	0.74

Hutchinson Technology Incorporated
Reconciliation of Non-GAAP to GAAP Financial Measures — Unaudited
(In thousands, except per share data)

	Thirteen Weeks Ended		Thirty-Nine Weeks Ended
	June 24,	June 25,	June 24,	June 25,
	2007	2006	2007	2006

Net income — GAAP	$(13,480)	$6,196	$(11,313)	$20,454
Add severance and other expenses	$8,728		$8,728
Less dispute settlement		(5,000)		(5,000)
Increase in incentive compensation expense related to dispute settlement		538		538
Income taxes expense on severance and other expenses	(2,949)		(2,949)
Income taxes expense on dispute settlement		1,797		1,797

Net income — excluding dispute settlement	$(7,701)	$3,531	$(5,534)	$17,789

Net income per common share — excluding severance and other expenses(1):

Basic earnings per share	$(0.30)		$(0.21)
Diluted earnings per share	$(0.30)		$(0.21)

Net income per common share — excluding dispute settlement(2):

Basic earnings per share		$0.14		$0.69
Diluted earnings per share		$0.14		$0.66

Weighted average common and common equivelent shares outstanding:

Basic	26,027	25,648	25,961	25,598
Diluted	26,027	25,845	25,961	30,869

(1)	Net income per common share — excluding severance and other expenses, basic and diluted, is calculated by dividing net income — excluding severance and other expenses by weighted average common and common equivalent shares outstanding basic and diluted, respectively.

(2)	Net income per common share — excluding dispute settlement, basic and diluted, is calculated by dividing net income — excluding dispute settlement by weighted average common and common equivalent shares outstanding basic and diluted, respectively.